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                            USA WASTE SERVICES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

        SOLICITED BY THE BOARD OF DIRECTORS OF USA WASTE SERVICES, INC.

  The undersigned hereby appoints John E. Drury, Earl E. DeFrates and Gregory
T. Sangalis as proxies, and each of them with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of USA Waste Services, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on August 26, 1997, or at any adjournment thereof, as follows:

  Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

  ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND UNLESS OTHERWISE DIRECTED WILL BE VOTED "FOR" ITEMS 1, 3, 4 AND 5 AND "FOR ALL NOMINEES" IN ITEM 2. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                                                SEE REVERSE SIDE




[X] PLEASE MARK YOUR
    VOTES AS IN THIS EXAMPLE.

1. To approve and adopt the Agreement and Plan of Merger dated as of April 13, 1997, by and among USA Waste, Riviera Acquisition Corporation ("Acquisition"), a wholly owned subsidiary of USA Waste and United Waste Systems, Inc. ("United") providing for, among other things, the merger of Acquisition with and into United (the "Merger") and the conversion of each outstanding share of United common stock, par value $.001 per share, into
   1.075 shares of USA Waste common stock, par value $.01 per share ("USA Waste Common Stock").

               FOR            AGAINST           ABSTAIN
               [_]              [_]               [_]



2. Election of Directors      To elect four members of the Board of Directors of
                              USA Waste to serve as Class II directors for a
   FOR           WITHHELD     three-year term expiring at the USA Waste annual
   [_]             [_]        meeting of stockholders to be held in the year
                              2000.

                              Nominees: John E. Drury, William E. Moffett,
                                        John G. Rangos, Sr., and Jerome B. York

For, except vote withheld from the following nominee(s):


------------------------------

3. To approve and adopt the USA Waste Services, Inc. 1997 Employee Stock Purchase Plan.

               FOR            AGAINST           ABSTAIN
               [_]              [_]               [_]

4. To approve an amendment to the Restated Certificate of Incorporation of USA Waste to increase the number of authorized shares of USA Waste Common Stock from 300,000,000 to 500,000,000 to be effective only if the Merger is consummated.

               FOR            AGAINST           ABSTAIN
               [_]              [_]               [_]

5. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the ensuing year.

               FOR            AGAINST           ABSTAIN
               [_]              [_]               [_]




SIGNATURE(S) __________________________ DATE ___________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.